                                                                  Exhibit 99.1

[RGA Logo]

------------------------------------------------------------------------------
                                                              NEWS
------------------------------------------------------------------------------
                                              For further information, contact
                                              Jack B. Lay
                                              Executive Vice President and
                                              Chief Financial Officer
                                              (636) 736-7439

FOR IMMEDIATE RELEASE
---------------------

               REINSURANCE GROUP OF AMERICA REPORTS INCREASES
               ----------------------------------------------
                   IN FIRST-QUARTER PREMIUMS AND EARNINGS
                   --------------------------------------

         ST. LOUIS, April 29, 2004 - Reinsurance Group of America, Incorporated (NYSE:RGA), one of North America's leading providers of life reinsurance, reported net income for the first quarter of $61.7 million, or $0.98 per diluted share, compared with net income of $32.7 million, or $0.66 per diluted share in the prior-year quarter, a 48 percent increase on a diluted per-share basis. First-quarter net premiums increased 49 percent, to $813.9 million from $545.2 million in 2003. Net realized capital gains totaled $18.4 million on a pre-tax basis versus net realized capital losses of $9.8 million the year before.

         RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA's management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company's continuing operations, primarily because that measure excludes the effect of net realized capital gains and losses, changes in the fair value of embedded derivatives and related deferred acquisition costs. These items tend to be highly variable primarily due to the credit market and interest rate environment and are not necessarily indicative of the performance of our underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of accounting changes, which management believes are not indicative of the company's ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income. Reconciliations of GAAP net income to operating income are provided in the tables immediately following the text of this press release.

                                  - more -

Add One

         Operating income for the quarter increased 6 percent on a per-share basis and totaled $52.1 million, or $0.83 per diluted share compared to $38.9 million, or $0.78 per diluted share in the year-ago quarter. A. Greig Woodring, president and chief executive officer, commented, "We are pleased with the rate of growth in operating earnings per share, considering we are comparing to a very strong first quarter in 2003 and we issued an additional
12.1 million common shares late last year. Our results reflect strong premium and earnings growth across all operating segments of our business.

         "Pre-tax net income in the U.S. for the quarter totaled $70.2 million compared with $42.6 million in the prior-year quarter, primarily because of much higher net premium levels and net realized capital gains. Pre-tax operating income for the quarter totaled $65.3 million compared with $50.2 million in the prior-year quarter, a 30 percent increase. Segment-wide mortality experience in the current quarter was somewhat higher than the expected level, primarily due to the number of large claims. Our Asset Intensive and Financial Reinsurance business segments posted solid results as well. Net premiums in the U.S. increased $162.5 million, or 44 percent over the prior-year quarter. The transaction with Allianz that we closed in the fourth quarter of 2003 contributed approximately $118.5 million of net premiums to the current quarter. That block performed well and the integration remains on schedule.

         "Our Canada operations reported another good quarter, with pre-tax net income of $15.9 million compared with $10.6 million in the prior-year quarter. Pre-tax operating income totaled $14.6 million, up 34 percent from $10.9 million in the prior-year quarter. Mortality experience was slightly favorable. Net premiums increased $11.6 million, or 24 percent for the quarter. Approximately $7.6 million of the increase in net premiums and approximately $1.6 million of the increase in pre-tax operating income were the result of the continued strength of the Canadian dollar.

         "Other International operations, which exclude Canada, continued their strong growth, with net premiums increasing 75 percent to $220.7 million in the quarter. Stronger foreign currencies contributed approximately $31.4 million, or 14 percent of the current quarter. Pre-tax net income totaled $13.1 million compared with $3.8 million in the prior-year quarter. Pre-tax operating income for the quarter totaled $9.6 million, a significant increase over the $3.3 million result in the prior-year period. Approximately $1.2 million of that increase was the result of foreign currency strength. Segment-wide mortality experience for the quarter was

                                  - more -

Add Two

consistent with expectations. We are pleased with the profit expansion from these operations as reinsurance in force increases; however, we anticipate that results may be more volatile than our more established operations in North America due to the smaller relative size and lack of maturity of this segment's base of business."

         During the quarter, the company adopted Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts (SOP 03-1). The cumulative impact of this new accounting standard was limited to a $361,000 after-tax charge since the company does not provide significant reinsurance support for the product risks covered under SOP 03-1.

         Woodring concluded, "We are off to a good start in 2004 across all segments. We continue to see more business opportunities and believe consolidated net premium growth has a good chance of reaching 20 percent for the year, slightly ahead of our previous guidance of 15 to 18 percent. However, premium growth is always difficult to project. Our previous earnings per share guidance range of $3.40 to $3.65 is unchanged as any incremental new premium would not be expected to contribute to the bottom line in a meaningful way until future years."

         The company announced that its board of directors declared a regular quarterly dividend of $0.06 per share, payable June 1 to shareholders of record as of May 10.

         A conference call to discuss the company's fourth-quarter results will begin at 9 a.m. Eastern Time on Friday, April 30. Interested parties may access the call by dialing 800-210-9006 (domestic) or 719-457-2621 (international). The access code is 182033. A live audio webcast of the conference call will be available on the company's investor relations web page at www.rgare.com. A replay of the conference call will be available at the same address for three months following the conference call. A replay of the conference call will also be available via telephone through May 7 at 888-203-1112 (domestic) or 719-457-0820, access code 182033.

                                  - more -

Add Three

         Reinsurance Group of America, Incorporated, through its subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada, is among the largest providers of life reinsurance in North America. In addition to its U.S. and Canadian operations, Reinsurance Group of America, Incorporated has subsidiary companies or offices in Australia, Barbados, Hong Kong, India, Ireland, Japan, Mexico, South Africa, South Korea, Spain, Taiwan, and the United Kingdom. Worldwide, the company has approximately $1.3 trillion of life reinsurance in force, and assets of $12.7 billion. MetLife, Inc. is the beneficial owner of approximately 52 percent of RGA's outstanding shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
---------------------------------------------------------

         This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as "we," "us" or "our"). The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe," and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

         Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity or claims experience, (2) changes in our financial strength and credit ratings or those of MetLife, Inc. ("MetLife"), the beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition,
(3) general economic conditions affecting the demand for insurance and reinsurance in our current and planned markets, (4) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (5) changes in investment portfolio yields due to interest rate or credit quality changes, (6) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (7) adverse litigation or arbitration results, (8) the stability of governments and economies in the markets in which we operate, (9) competitive factors and competitors' responses to our initiatives, (10) the success of our clients, (11) successful execution of our entry

                                  - more -

Add Four

into new markets, (12) successful development and introduction of new products, (13) our ability to successfully integrate and operate reinsurance business that we acquire, including without limitation, the traditional life reinsurance business of Allianz Life, (14) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries, (15) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, and (16) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

         Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

                             - tables attached -

Add Five

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
             Reconciliation of Income From Continuing Operations
                             to Operating Income
                (Dollars in thousands, except per share data)


                                                Three Months Ended
                                                     March 31,
                                                -------------------
                                                  2004        2003
                                                  ----        ----
GAAP net income-continuing operations           $62,994     $33,160
Realized investment (gains)/losses              (12,684)      6,082
Change in value of embedded derivatives           1,741(1)       --
DAC offset for realized investment
 (gains)/losses, net                                 37        (378)
                                                -------------------

   Operating income                             $52,088     $38,864

(1) Net of DAC offset of $2,730, after tax


                                  - more -

Add Six

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
            Reconciliation of Pre-tax Net Income From Continuing
                   Operations to Pre-tax Operating Income
                (Dollars in thousands, except per share data)

                      Three Months Ended March 31, 2004

                                   Realized   Change in
                         Pre-tax  investment   value of   Pre-tax
                           net    (gains)/     embedded  operating
                          income  losses, net  derivative  income
                         -------  -----------  ----------  ------
U.S. Operations:
 Traditional             $64,032  $ (7,558)      $   --   $ 56,474
 Asset Intensive           3,508       (87)(1)    2,678      6,099
 Financial Reinsurance     2,707        --           --      2,707
                         -----------------------------------------
  Total U.S.              70,247    (7,645)       2,678     65,280

Canada Operations         15,920    (1,309)          --     14,611

Asia Pacific Operations    6,797      (347)          --      6,450
Europe & South Africa      6,260    (3,159)          --      3,101
                         -----------------------------------------
  Other Intl Operations   13,057    (3,506)          --      9,551

Corporate & Other         (4,409)   (5,899)          --    (10,308)
                         -----------------------------------------
Consolidated             $94,815  $(18,359)      $2,678    $79,134
                         =========================================

(1)Net of DAC offset $57

                      Three Months Ended March 31, 2003

                                   Realized
                         Pre-tax  investment   Pre-tax
                           net     (gains)/   operating
                          income losses, net   income
                         ------- -----------  ---------
U.S. Operations:
 Traditional             $39,772   $5,244       $45,016
 Asset Intensive             (82)   2,279 (1)     2,197
 Financial Reinsurance     2,948       --         2,948
                         ------------------------------
  Total U.S. Operations   42,638    7,523        50,161

Canada Operations         10,627      263        10,890

Asia Pacific Operations    1,368      387         1,755
Europe & South Africa      2,409     (825)        1,584
                         ------------------------------
  Other Intl Operations    3,777     (438)        3,339

Corporate & Other         (7,189)   1,898        (5,291)
                         ------------------------------
Consolidated             $49,853   $9,246       $59,099
                         ==============================

(1)Net of DAC offset $582


                                  - more -

Add Seven

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                 Condensed Consolidated Statements of Income
                           (Dollars in thousands)

                                              Three Months Ended
                                             --------------------
   (Unaudited)                                    March 31,
-----------------------------------------------------------------
                                             2004          2003
                                             ----          ----
Revenues:
  Net premiums                             $813,874      $545,215
  Investment income, net of
    related expenses                        133,560       107,145
  Realized investment gains/(losses), net    18,416        (9,828)
  Change in value of embedded derivatives,
    net of DAC offset of $4,200 in 2004      (2,678)           --
  Other revenues                             11,850        11,017
                                           ----------------------
     Total revenues                         975,022       653,549

Benefits and expenses:
  Claims and other policy benefits          647,054       423,605
  Interest credited                          47,018        40,796
  Policy acquisition costs and other
    insurance expenses, excluding $4,200
    allocated to embedded derivatives
    in 2004                                 143,068       104,581
  Other operating expenses                   33,529        25,755
  Interest expense                            9,538         8,959
                                           ----------------------
     Total benefits and expenses            880,207       603,696
                                           ----------------------

   Pre-tax net income from continuing
     operations                              94,815        49,853

     Provision for income taxes              31,821        16,693
                                           ----------------------

  Income from continuing operations          62,994        33,160

  Discontinued operations:
     Loss from discontinued accident
       and health operations, net
       of income taxes                         (894)         (418)

Cumulative effect of change in
       accounting principle                    (361)           --
                                           ----------------------
  Net income                               $ 61,739        32,742
                                           ======================


                                  - more -

Add Eight

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                 Condensed Consolidated Statements of Income
                (Dollars in thousands, except per share data)


                                                Three Months Ended
        (Unaudited)                                  March 31,
     --------------------------------------------------------------
                                                 2004       2003
                                                 ----       ----
     Earnings per share from continuing
      operations:
       Basic earnings per share                $  1.01     $  0.67
       Diluted earnings per share              $  1.00     $  0.67

     Diluted earnings before realized
       investment gains/(losses), change
       in value of embedded derivatives, and
       related deferred acquisition costs      $  0.83     $  0.78

     Earnings per share from net income:
       Basic earnings per share                $  0.99     $  0.66
       Diluted earnings per share              $  0.98     $  0.66

     Weighted average number of common
       and common equivalent shares
       outstanding (in thousands)               62,708      49,731



                                  - more -

Add Nine

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                   Condensed Consolidated Business Summary

                                                     At or For the
                                                  Three Months Ended
 (Unaudited)                                           March 31,
---------------------------------------------------------------------
                                                   2004       2003
                                                   ----       ----
Gross life reinsurance in force (in billions)
   North American business                       $1,003.0    $ 627.4
   International business                           310.5      170.0

Gross life reinsurance written (in billions)
   North American business                           47.3       28.4
   International business                            30.5       15.3

Consolidated cash and invested assets
 (in millions)                                    9,607.7    7,197.3
   Invested asset book yield - trailing
    three months excluding funds withheld            5.83%      6.67%

   Investment portfolio mix
     Cash and short-term investments                 2.88%      1.90%
     Fixed maturity securities                      50.53%     51.09%
     Mortgage loans                                  5.25%      3.68%
     Policy loans                                    9.40%     11.69%
     Funds withheld at interest                     29.79%     29.89%
     Other invested assets                           2.15%      1.75%

Book value per share outstanding                 $  33.11    $ 25.18
Book value per share outstanding, before
  impact of FAS 115*                                29.44      23.42

Treasury stock                                    883,067  1,415,276

* Book value per share outstanding, before impact of FAS 115, is a non-GAAP financial measure that management believes is important in evaluating the balance sheet ignoring the effect of mark-to-market adjustments that primarily relate to changes in interest rates and credit spreads on investment securities since they were acquired.


                                  - more -

Add Ten

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                               U.S. OPERATIONS
                           (Dollars in thousands)

(Unaudited)                 Three Months Ended March 31, 2004
                                     Asset-    Financial      Total
                      Traditional  Intensive  Reinsurance      U.S.
                      -----------  ---------  -----------      ----
Revenues:
  Net premiums         $531,211    $  1,182    $    --      $532,393
  Investment income,
   net of related
   expenses              54,053      45,467          43       99,563
  Realized investment
   gains, net             7,558         144          --        7,702
  Change in value of
   embedded derivatives      --      (2,678)         --       (2,678)
  Other revenues          1,334       1,670       6,380        9,384
                       --------    --------     -------     --------
    Total revenues      594,156      45,785       6,423      646,364

Benefits and expenses:
  Claims and other
   policy benefits      430,891      (1,021)         --      429,870
  Interest credited      12,078      34,494          --       46,572
  Policy acquisition
   costs and other
   insurance expenses    75,431       7,645        2,294      85,370
  Other operating
   expenses              11,724       1,159        1,422      14,305
                       --------    --------     -------     --------
    Total benefits and
     expenses           530,124      42,277        3,716     576,117
    Pre-tax net income $ 64,032    $  3,508    $   2,707    $ 70,247
                       ========    ========    =========    ========


(Unaudited)               Three Months Ended March 31, 2003
                                     Asset-    Financial      Total
                      Traditional  Intensive  Reinsurance      U.S.
                      -----------  ---------  -----------      ----
Revenues:
  Net premiums         $368,807    $  1,098    $    --     $ 369,905
  Investment income,
   net of related
   expenses              42,701      36,334         --        79,035
  Realized investment
   losses, net           (5,244)     (2,861)        --        (8,105)
  Other revenues          1,813       1,247      6,911         9,971
                       --------    --------    -------     ---------
    Total revenues      408,077      35,818      6,911       450,806

Benefits and expenses:
  Claims and other
   policy benefits      293,726       1,619         --       295,345
  Interest credited      15,319      25,141         --        40,460
  Policy acquisition
   costs and other
   insurance expenses    50,805       8,028      2,520        61,353
  Other operating
   expenses               8,455       1,112      1,443        11,010
                       --------    --------    -------     ---------
    Total benefits and
     expenses           368,305      35,900      3,963       408,168
    Pre-tax net
     income/(loss)     $ 39,772    $    (82)   $ 2,948     $  42,638
                       ========    ========    =======     =========


                                  - more -

Add Eleven

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             CANADIAN OPERATIONS
                           (Dollars in thousands)

                                                  Three Months Ended
(Unaudited)                                            March 31,
-----------                                         2004      2003
                                                    ----      ----
Revenues:
  Net premiums                                   $ 60,148    $ 48,586
  Investment income, net of related expenses       23,980      19,766
  Realized investment gains/(losses), net           1,309        (263)
  Other revenues                                       38         (65)
                                                 --------    --------
    Total revenues                                 85,475      68,024

Benefits and expenses:
  Claims and other policy benefits                 59,366      49,130
  Interest credited                                   377         289
  Policy acquisition costs and other
    insurance expenses                              7,083       5,593
  Other operating expenses                          2,729       2,385
                                                 --------    --------
    Total benefits and expenses                    69,555      57,397

    Pre-tax net income                           $ 15,920    $ 10,627
                                                 ========    ========




                            Europe & South Africa
                           (Dollars in thousands)

                                                   Three Months Ended
(Unaudited)                                            March 31,
----------------------------------------------------------------------
                                                   2004        2003
                                                   ----        ----
Revenues:
  Net premiums                                   $117,203    $ 83,877
  Investment income, net of related expenses        1,544         840
  Realized investment gains, net                    3,159         825
  Other revenues                                      438        (176)
                                                 --------    --------
    Total revenues                                122,344      85,366

Benefits and expenses:

  Claims and other policy benefits                 81,997      53,783
  Policy acquisition costs and other
    insurance expenses                             29,031      25,534
  Other operating expenses                          4,682       3,440
  Interest expense                                    374         200
                                                 --------    --------
    Total benefits and expenses                   116,084      82,957

    Pre-tax net income                           $  6,260    $  2,409
                                                 ========    ========


                                  - more -

Add Twelve

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                                Asia Pacific
                       (Dollars in thousands)

                                                  Three Months Ended
(Unaudited)                                            March 31,
--------------------------------------------------------------------
                                                   2004       2003
                                                   ----       ----
Revenues:
  Net premiums                                   $103,539   $ 42,410
  Investment income, net of related expenses        3,735      2,727
  Realized investment gains/(losses), net             347       (387)
  Other revenues                                      635        200
                                                 --------   --------
    Total revenues                                108,256     44,950

Benefits and expenses:

  Claims and other policy benefits                 74,845     27,264
  Policy acquisition costs and other
    insurance expenses                             21,530     11,522
  Other operating expenses                          4,742      4,527
  Interest expense                                    342        269
                                                 --------   --------
    Total benefits and expenses                   101,459     43,582

    Pre-tax net income                           $  6,797   $  1,368
                                                 ========   ========


                          CORPORATE AND OTHER
                         (Dollars in thousands)

                                                 Three Months Ended
(Unaudited)                                          March 31,
--------------------------------------------------------------------
                                                    2004        2003
                                                    ----        ----
Revenues:
  Net premiums                                   $    591   $    437
  Investment income, net of related expenses        4,738      4,777
  Realized investment gains/(losses), net           5,899     (1,898)
  Other revenues                                    1,355      1,087
                                                 --------   --------
    Total revenues                                 12,583      4,403

Benefits and expenses:
  Claims and other policy benefits                    976     (1,917)
  Interest credited                                    69         47
  Policy acquisition costs and other
    insurance expenses                                 54        579
  Other operating expenses                          7,071      4,393
  Interest expense                                  8,822      8,490
                                                 --------   --------
    Total benefits and expenses                    16,992     11,592

    Pre-tax net income                           $ (4,409)  $ (7,189)
                                                 ========   ========



                                    # # #